November 2026

Preliminary Pricing Supplement No. 19,934

Registration Statement Nos. 333-293641; 333-293641-01

Dated November 5, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Global Equities

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to an unequally weighted basket composed of the S&P MidCap 400® Index (15.00% weighting), the Russell 2000® Index (10.00% weighting), the S&P 500® Index (50.00% weighting), the iShares® MSCI EAFE ETF (15.00% weighting) and the iShares® MSCI Emerging Markets ETF (10.00% weighting) (each referred to as a “basket component”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a payment at maturity that may be significantly less than the face amount and have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document. At maturity:

￭If the level of the basket has increased, investors will receive the face amount plus a positive return equal to 150% of the percentage increase in the level of the basket from the starting level, subject to a maximum return at maturity of at least 63.75% (to be determined on the pricing date) of the face amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,637.50 per security.

￭If the level of the basket has decreased, but the basket has not decreased by more than 30%, investors will receive the face amount

￭If the level of the basket has decreased by more than 30%, investors will have 1-to-1 downside exposure to the decrease in the level of the basket from the starting level, and investors will lose more than 30%, and possibly all, of the face amount

￭Investors may lose a significant portion, or all, of the face amount of the securities

￭These long-dated securities are for investors who seek an equity-based return and who are willing to risk their investment and forgo current income and upside above the maximum return in exchange for the participation rate that applies to a limited range of performance of the basket

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the basket components

The current estimated value of the securities is approximately $941.70 per security, or within $41.70 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$38.70	$961.30
Total	$	$	$

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $38.70 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $30 per security, and WFA may receive a distribution expense fee of $1.20 for each security sold by WFA. See “Supplemental information regarding plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 21, 2031†, subject to postponement if the calculation day is postponed*
Market measure:

An unequally weighted basket (the “Basket”) composed of the following basket components, with the weighting percentages noted parenthetically: the S&P MidCap 400® Index (the “MID Index”) (15.00%), the Russell 2000® Index (the “RTY Index”) (10.00%), the S&P 500® Index (the “SPX Index”) (50.00%), the iShares® MSCI EAFE ETF (the “EFA Shares”) (15.00%) and the iShares® MSCI Emerging Markets ETF (the “EEM Shares”) (10.00%) (each referred to as a “basket component” and collectively as the “basket components”).

The S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Index are sometimes collectively referred to herein as the “Indices” and individually as an “Index,” and the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF are sometimes collectively referred to herein as the “Funds” and individually as a “Fund.”

Basket component publishers:

With respect to the MID Index, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to the RTY Index, FTSE International Limited, or any successor thereof.

With respect to the SPX Index, S&P® Dow Jones Indices LLC, or any successor thereof.

Fund underlying indices:	With respect to the EFA Shares, the MSCI EAFE® Index With respect to the EEM Shares, the MSCI Emerging Markets Index
Fund underlying index sponsor:	MSCI Inc., or any successor thereof.
Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

●If the ending level is greater than the starting level:

$1,000 plus the lesser of:

(i) , and

(ii) the maximum return

●If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level:

$1,000

●If the ending level is less than the threshold level:

$1,000 plus

If the ending level is less than the threshold level, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Basket return:
Participation rate:	150%
Starting level:	100.00
Ending level:

The “ending level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 15.00% of the component return of the S&P MidCap 400® Index; (B) 10.00% of the component return of the Russell 2000® Index; (C) 50.00% of the component return of the S&P 500® Index; (D) 15.00% of the component return of the iShares® MSCI EAFE ETF; and (E) 10.00% of the component return of the iShares® MSCI Emerging Markets ETF.

Component return:	The “component return” of a basket component will be equal to: final component level – initial component level initial component level
Initial component level:

With respect to the MID Index: , its closing level on the pricing date

With respect to the RTY Index: , its closing level on the pricing date

With respect to the SPX Index: , its closing level on the pricing date

November 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

With respect to the EFA Shares: , its closing price on the pricing date With respect to the EEM Shares: , its closing price on the pricing date
Final component level:

With respect to each of the MID Index, the RTY Index, and the SPX Index, the respective closing level on the calculation day

With respect to the EFA Shares and the EEM Shares, the respective closing price of one share on the calculation day multiplied by the adjustment factor on such day

Calculation day:	November 18, 2031**†
Threshold level:	70.00, which is 70% of the starting level
Maximum return:

The “maximum return” will be determined on the pricing date and will be at least 63.75% of the face amount per security (at least $637.50 per security). As a result of the maximum return, the maximum maturity payment amount will be at least $1,637.50 per security.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	November 18, 2026†
Original issue date:	November 23, 2026† (3 business days after the pricing date)
Adjustment factor:	The “adjustment factor” means, 1.0, subject to adjustment in the event of certain events affecting the relevant Fund.
CUSIP / ISIN:	61781TVX8 / US61781TVX89
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

November 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $941.70, or within $41.70 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the maximum return, the participation rate and the threshold level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Investor Considerations

The Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031 (the “securities”) can be used:

￭As an alternative to direct exposure to the Basket that enhances returns for any positive performance of the Basket, subject to the maximum return

￭To enhance returns and potentially outperform the Basket in a moderately bullish scenario

￭To achieve similar levels of upside exposure to the basket components as a direct investment while using fewer dollars by taking advantage of the participation rate, subject to the maximum return

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity

￭Are unwilling to accept the risk that the ending level of the Basket may decrease by more than 30% from the starting level, resulting in a loss of a significant portion or all of the initial investment

￭Seek uncapped exposure to the upside performance of the Basket

￭Seek full return of the face amount of the securities at maturity

￭Seek current income from their investments

￭Seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at maturity for the securities

￭Are unwilling to accept our credit risk

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the Basket and the basket components, please see the information provided herein.

November 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Determining Payment at Maturity

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

November 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on the following terms:

Face amount:	$1,000 per security
Participation rate:	150%
Threshold level:	70% of the starting level
Hypothetical maximum return:	63.75% of the face amount ($637.50 per security). The actual maximum return will be determined on the pricing date.

Securities Payoff Diagram

The Basket
The securities
Maturity payment amount per security
$2,100
$2,000
$1,900
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000
Face amount
30% Contingent downside protection
$1,637.50
Hypothetical maximum maturity payment amount
-100%
-80%
-60%
-40%
-30%
-20%
0%
20%
40%
60%
80%
100%
120%
Percentage change from the starting level to the ending level

November 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the starting level. We cannot predict the ending level on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the basket components. The numbers appearing in the examples below may have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment at maturity on a hypothetical offering of the securities, based on the following terms*:

Investment term:	Approximately 5 years
Starting level:	100.00
Threshold level:	70.00 (70% of the starting level)
Hypothetical initial component level:	With respect to the MID Index, the RTY Index and the SPX Index, 100.00 With respect to the EFA Shares and the EEM Shares, $100.00
Participation rate:	150%
Hypothetical maximum return:	63.75% of the face amount ($637.50 per security). The actual maximum return will be determined on the pricing date.

* The hypothetical initial component level for each basket component has been chosen for illustrative purposes only and does not represent the initial component level of any basket component. The actual initial component level for each basket component and maximum return will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing levels of the basket components, see the historical information set forth herein.

Example 1—The level of the Basket increases from a starting level of 100.00 to an ending level of 120.00.

Hypothetical final component level:	MID Index: 130
RTY Index: 150
SPX Index: 110
EFA Shares: $110
EEM Shares: $140
Hypothetical component return:	MID Index: (130 – 100) / 100 = 30% RTY Index: (150 – 100) / 100 = 50% SPX Index: (110 – 100) / 100 = 10% EFA Shares: ($110 – $100) / $100 = 10% EEM Shares: ($140 – $100) / $100 = 40%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (30.00% × 15.00%) + (50.00% × 10.00%) + (10.00% × 50.00%) + (10.00% × 15.00%) + (40.00% × 10.00%)] = 120.00

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal $1,000 plus a positive return equal to the lesser of:

(i) $1,000 × basket return × participation rate

$1,000 × 20% × 150%

= $300, and

(ii) the maximum return of $637.50

On the maturity date, you would receive the maturity payment amount equal to $1,300.00 per $1,000 face amount of securities, resulting in a total return on the securities of 30.00%.

November 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Example 2—The level of the Basket increases from a starting level of 100.00 to an ending level of 185.00.

Hypothetical final component level:	MID Index: 150
RTY Index: 200
SPX Index: 200
EFA Shares: $150
EEM Shares: $200
Hypothetical component return:	MID Index: (150 – 100) / 100 = 50% RTY Index: (200 – 100) / 100 = 100% SPX Index: (200 – 100) / 100 = 100% EFA Shares: ($150 – $100) / $100 = 50% EEM Shares: ($200 – $100) / $100 = 100%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50.00% × 15.00%) + (100.00% × 10.00%) + (100.00% × 50.00%) + (50.00% × 15.00%) + (100.00% × 10.00%)] = 185.00

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal $1,000 plus a positive return equal to the lesser of:

(i) $1,000 × basket return × participation rate

$1,000 × 85% × 150%

= $1,275.00, and

(ii) the maximum return of $637.50

On the maturity date, you would receive the maturity payment amount equal to $1,637.50 per $1,000 face amount of securities (which is the maximum maturity payment amount), resulting in a total return on the securities of 63.75%. The appreciation potential of the securities is limited by the hypothetical maximum return. Although the participation rate provides 150% exposure to any increase in the ending level over the starting level, because the maturity payment amount will be limited to 163.75% of the face amount for the securities (assuming a maximum return of $637.50 per security), any increase in the ending level over the starting level by more than 42.50% of the starting level will not further increase the return on the securities.

Example 3—The level of the Basket decreases from a starting level of 100.00 to an ending level of 84.00.

Hypothetical final component level:	MID Index: 120
RTY Index: 110
SPX Index: 55
EFA Shares: $110
EEM Shares: $110
Hypothetical component return:	MID Index: (120 – 100) / 100 = 20% RTY Index: (110 – 100) / 100 = 10% SPX Index: (55 – 100) / 100 = -45% EFA Shares: ($110 – $100) / $100 = 10% EEM Shares: ($110 – $100) / $100 = 10%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (20.00% × 15.00%) + (10.00% × 10.00%) + (-45.00% × 50.00%) + (10.00% × 15.00%) + (10.00% × 10.00%)] = 84.00

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, the maturity payment amount would equal:

$1,000

November 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, you would receive the maturity payment amount equal to $1,000 per $1,000 face amount of securities, resulting in a total return on the securities of 0%. In this example, the 45% decrease in the level of the SPX Index has a significant impact on the ending level of the Basket notwithstanding the percentage increases in the other basket components due to the weighting of the SPX Index.

Example 4—The level of the Basket decreases from a starting level of 100.00 to an ending level of 47.50.

Hypothetical final component level:	MID Index: 60 RTY Index: 50
SPX Index: 50
EFA Shares: $50
EEM Shares: $10
Hypothetical component return:	MID Index: (60 – 100) / 100 = -40% RTY Index: (50 – 100) / 100 = -50% SPX Index: (50 – 100) / 100 = -50% EFA Shares: ($50 – $100) / $100 = -50% EEM Shares: ($10 – $100) / $100 = -90%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-40.00% × 15.00%) + (-50.00% × 10.00%) + (-50.00% × 50.00%) + (-50.00% × 15.00%) + (-90.00% × 10.00%)] = 47.50

Because the hypothetical ending level is less than the starting level by more than 30%, you would lose a significant portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (basket return)]

$1,000 + [$1,000 × (-52.50%)]

= $475.00

Because the ending level is below the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to any decline in the level of the Basket. Therefore, the maturity payment amount is equal to $475.00 per $1,000 face amount of securities, resulting in a total loss on the securities of 52.50%.

If the ending level is below the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to any decline in the level of the Basket. You may lose more than 30%, and possibly all, of the face amount of your securities at maturity.

November 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Basket*		Performance of the Securities(1)
Ending Level	Percentage Change from the Starting Level to the Ending Level	Maturity Payment Amount	Return on Securities(2)
200.00	100.00%	$1,637.50	63.75%
190.00	90.00%	$1,637.50	63.75%
180.00	80.00%	$1,637.50	63.75%
170.00	70.00%	$1,637.50	63.75%
160.00	60.00%	$1,637.50	63.75%
150.00	50.00%	$1,637.50	63.75%
142.50	42.50%	$1,637.50	63.75%
140.00	40.00%	$1,600.00	60.00%
130.00	30.00%	$1,450.00	45.00%
120.00	20.00%	$1,300.00	30.00%
110.00	10.00%	$1,150.00	15.00%
105.00	5.00%	$1,075.00	7.50%
100.00(3)	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$1,000.00	0.00%
69.00	-31.00%	$690.00	-31.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
40.00	-60.00%	$400.00	-60.00%
30.00	-70.00%	$300.00	-70.00%
20.00	-80.00%	$200.00	-80.00%
10.00	-90.00%	$100.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

*The Basket excludes cash dividend payments on stocks included in the basket components.

(1)  Assumes a maximum return of 63.75% of the face amount ($637.50 per security). The actual maximum return will be determined on the pricing date.

(2) The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(3) The starting level

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity if the ending level is less than the threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending level is less than the threshold level, which is 70% of the starting level, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity. Investors may lose their entire investment in the securities.

￭The appreciation potential of the securities is limited by the maximum return. Although the participation rate provides 150% exposure to any increase in the ending level over the starting level, because any positive return on the securities will be limited to the maximum return of at least 63.75% of the face amount for the securities, any increase in the ending level over the starting level by more than 42.50% of the starting level, depending on the actual maximum return, will not further increase the return on the securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the level, volatility (frequency and magnitude of changes in level) and dividend yield of the basket components, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the ending level, the occurrence of certain events affecting the Funds that may or may not require an adjustment to an adjustment factor, and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The levels of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “S&P MidCap 400® Index Overview,” “Russell 2000® Index Overview,” “S&P 500® Index Overview,” “iShares® MSCI EAFE ETF Overview” and “iShares® MSCI Emerging Markets ETF Overview” below. You may receive less, and possibly significantly less, than the face amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

￭The amount payable on the securities is not linked to the value of the Basket at any time other than the calculation day. The ending level will be based on the level of the Basket on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Basket increases prior to the calculation day but then decreases by the calculation day, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the level of the Basket prior to such decrease. Although the actual level of the Basket on the maturity date or at other times during the term of the securities may be higher than the ending level, the maturity payment amount will be based solely on the level of the Basket on the calculation day.

￭Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing directly in the basket components or any of the component stocks of the basket components. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components or any of the component stocks of the basket components.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough

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liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial component levels, the starting level, the threshold level and the ending level and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level in the event of a market disruption event or discontinuance of the relevant basket component. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components or component stocks of the Indices or fund underlying indices), including trading in the shares of the Funds or the stocks that constitute the Indices or the fund underlying indices as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the shares of the Funds or the stocks that constitute the Indices or fund underlying index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket levels, and, therefore, could increase the levels at or above which the basket components must close on the calculation day so that investors do not suffer a significant loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the final component levels, and therefore, the ending level, and, accordingly, the amount of cash an investor will receive at maturity, if any.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket components to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying

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Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket

￭Changes in the levels of the basket components may offset each other. Level movements in the basket components may not correlate with each other. At a time when the levels of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the calculation day, increases in the levels of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the levels of other basket components.

￭The basket components are not equally weighted. The securities are linked to a basket of five basket components, and the basket components have significantly different weights in determining the value of the basket. The same percentage change in each of the basket components would therefore have different effects on the ending level because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the level of the basket component with the greater weighting will have a greater impact on the ending level than a 5% increase in the level of the basket component with the lesser weighting.

￭There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The securities are linked to the value of foreign equity securities and the EEM Shares track the performance of the MSCI Emerging Markets Index, which is linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the fund underlying index and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The prices of the EFA Shares and EEM Shares are subject to currency exchange risk. Because the prices of the EFA Shares and EEM Shares are related to the U.S. dollar value of their respective fund underlying indices, holders of the securities will be exposed to the currency exchange rate risk with respect to each of the currencies in which such component stocks trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component stocks strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component stocks represented in the fund underlying indices, the price of the EFA Shares and EEM Shares will be adversely affected and the payment at maturity on the securities may be reduced.

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Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments between countries; and

othe extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the fund underlying indices, the United States and other countries important to international trade and finance.

￭Adjustments to the Indices could adversely affect the value of the securities. The publisher of each Index may add, delete or substitute the stocks constituting such Index or make other methodological changes that could change the level of the Index. The publisher of each Index may discontinue or suspend calculation or publication of such Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index for such Index, the maturity payment amount on the securities will be an amount based on the closing prices at maturity of the securities composing such Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such Index last in effect prior to discontinuance of such Index.

￭Adjustments to the Funds or to their respective fund underlying indices could adversely affect the value of the securities. The investment adviser to the EFA Shares and the EEM Shares, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing a Fund. Any of these actions could adversely affect the price of such Fund and, consequently, the value of the securities. The fund underlying index sponsor of each fund underlying index may add, delete or substitute the stocks constituting such fund underlying index or make other methodological changes that could change the value of such fund underlying index. The fund underlying index sponsor of each fund underlying index may discontinue or suspend calculation or publication of such fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of a fund underlying index, and, consequently, the price of a Fund and the value of the securities.

￭The performance and market price of an underlying Fund, particularly during periods of market volatility, may not correlate with the performance of its fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such Fund. Each Fund does not fully replicate its fund underlying index and may hold securities that are different than those included in its fund underlying index. In addition, the performance of a Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of a Fund and its fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting a Fund may impact the variance between the performance of such Fund and its fund underlying index. Finally, because the shares of each of the Funds are traded on an exchange and are subject to market supply and investor demand, the market price of one share of a Fund may differ from the net asset value per share of such Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting a Fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of such Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such Fund, and their ability to create and redeem shares of such Fund may be disrupted. Under these circumstances, the market price of shares of such Fund may vary substantially from the net asset value per share of such Fund or the level of its fund underlying index.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

For all of the foregoing reasons, the performance of a Fund may not correlate with the performance of its fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such Fund. Any of these events could materially and adversely affect the price of the shares of a Fund and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur with respect to a Fund on the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event with respect to such Fund to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event with respect to a Fund has taken place, the payment at maturity would be based on the published fund closing price per share of such Fund on the calculation day, even if the shares of such Fund are underperforming its fund underlying index or the component securities of its fund underlying index and/or trading below the net asset value per share of such Fund.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Funds. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the Funds. However, the calculation agent will not make an adjustment for every event that could affect the Funds. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Historical levels of the basket components should not be taken as an indication of the future performance of the basket components during the term of the securities. No assurance can be given as to the level of the basket components at any time, including on the calculation day, because historical levels of the basket components do not provide an indication of future performance of the basket components.

￭The securities are linked to the S&P MidCap 400® Index and are subject to risks associated with mid-capitalization companies. The S&P MidCap 400® Index consists of stocks issued by companies that are considered mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the S&P MidCap 400® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, mid-capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than underlyings that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Basket Overview

The Basket will represent a portfolio of the following five basket components, with the return of each basket component having the weighting noted parenthetically: S&P MidCap 400® Index (15.00%), the Russell 2000® Index (10.00%), the S&P 500® Index (50.00%), the iShares® MSCI EAFE ETF (15.00%) and the iShares® MSCI Emerging Markets ETF (10.00%). The level of the Basket will increase or decrease depending upon the aggregate performance of the basket components. For more information regarding the basket components, see “S&P MidCap 400® Index Overview,” “Russell 2000® Index Overview,” “S&P 500® Index Overview,” “iShares® MSCI EAFE ETF Overview” and “iShares® MSCI Emerging Markets ETF Overview.” The Basket does not reflect the performance of all major securities markets.

While historical information on the level of the Basket does not exist, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2021 to November 4, 2026, assuming that the Basket was constructed on January 1, 2021 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

There can be no assurance that the performance of the Basket will not result in a loss of the principal amount of the securities.

The Basket Daily Closing Levels January 1, 2021 to November 4, 2026

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Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

S&P MidCap 400® Index Overview

The S&P MidCap 400® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets by tracking the stock price movement of 400 companies with mid-sized market capitalizations. Component stocks of the S&P MidCap 400® Index are required to have a total company level market capitalization of between USD $7.4 billion and USD $20.5 billion, which reflects approximately the 85th – 93rd percentile of the S&P® Total Market Index. The S&P MidCap 400® Index measures the relative performance of the 400 constituent stocks as of a particular time as compared to the common stocks of 400 similar companies on the base date of June 28, 1991. The S&P MidCap 400® Index does not overlap holdings with the S&P 500® Index or the S&P SmallCap 600® Index. For additional information about the S&P MidCap 400® Index, see the information set forth under “S&P® U.S. Indices—S&P MidCap 400® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the MID Index for the period from January 1, 2021 through November 4, 2026. The closing level of the MID Index on November 4, 2026 was 3,725.70. We obtained the information in the graph and table below from Bloomberg Financial Markets without independent verification. The MID Index has at times experienced periods of high volatility. You should not take the historical levels of the MID Index as an indication of its future performance, and no assurance can be given as to the closing level of the MID Index on the calculation day.

S&P MidCap 400® Index Daily Closing Levels January 1, 2021 to November 4, 2026

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the RTY Index for the period from January 1, 2021 through November 4, 2026. The closing level of the RTY Index on November 4, 2026 was 2,856.950. We obtained the information in the graph and table below from Bloomberg Financial Markets without independent verification. The RTY Index has at times experienced periods of high volatility. You should not take the historical levels of the RTY Index as an indication of its future performance, and no assurance can be given as to the closing level of the RTY Index on the calculation day.

Russell 2000® Index Daily Closing Levels January 1, 2021 to November 4, 2026

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SPX Index for the period from January 1, 2021 through November 4, 2026. The closing level of the SPX Index on November 4, 2026 was 7,688.62. We obtained the information in the graph and table below from Bloomberg Financial Markets without independent verification. The SPX Index has at times experienced periods of high volatility. You should not take the historical levels of the SPX Index as an indication of its future performance, and no assurance can be given as to the closing level of the SPX Index on the calculation day.

S&P 500® Index Daily Closing Levels January 1, 2021 to November 4, 2026

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its fund underlying index, which is the MSCI EAFE® Index. The underlying fund manager with respect to the iShares® MSCI EAFE ETF is iShares Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-92935 and 811-09729, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The following graph sets forth the daily closing prices of the EFA Shares for the period from January 1, 2021 through November 4, 2026. The closing price of the EFA Shares on November 4, 2026 was $105.72. We obtained the information in the graph and table below from Bloomberg Financial Markets without independent verification. The EFA Shares have at times experienced periods of high volatility. You should not take the historical levels of the EFA Shares as an indication of its future performance, and no assurance can be given as to the closing price of the EFA Shares on the calculation day.

iShares® MSCI EAFE ETF Daily Closing Prices January 1, 2021 to November 4, 2026

This document relates only to the securities offered hereby and does not relate to the underlying. We have derived all disclosures contained in this document regarding iShares Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying (and therefore the price of the underlying at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying.

November 2026 Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

We and/or our affiliates may presently or from time to time engage in business with iShares Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MSCI EAFE® Index. The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. The share underlying index publisher with respect to the MSCI EAFE® Index is MSCI Inc., or any successor thereof. The MSCI EAFE® Index captures large and mid cap representation across countries that MSCI Inc. identifies as “Developed Market” countries, excluding the United States and Canada. For additional information about the MSCI EAFE® Index, see the information set forth under “MSCI Global Investable Market Indices—MSCI EAFE® Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

November 2026 Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2021 through November 4, 2026. The closing price of the EEM Shares on November 4, 2026 was $61.62. We obtained the information in the graph and table below from Bloomberg Financial Markets without independent verification. The EEM Shares have at times experienced periods of high volatility. You should not take the historical levels of the EEM Shares as an indication of its future performance, and no assurance can be given as to the closing price of the EEM Shares on the calculation day.

iShares® MSCI Emerging Markets ETF Daily Closing Prices January 1, 2021 to November 4, 2026

This document relates only to the securities offered hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the EEM Shares.

November 2026 Page 24

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. The MSCI Emerging Markets Index captures large and mid cap representation across countries that MSCI Inc. identifies as “Emerging Markets” countries. For additional information about the MSCI Emerging Markets Index, see the information set forth under “MSCI Global Investable Market Indices—MSCI Emerging Markets Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

November 2026 Page 25

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2029 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

November 2026 Page 26

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Basket of Three Indices and Two ETFs due November 21, 2031

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $38.70 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $30 per security. In addition to the selling concession allowed to WFA, WFS may pay $1.20 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the maximum return, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

November 2026 Page 27